UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ATHERSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4864095

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
3201 Carnegie Avenue, Cleveland, Ohio 44115-2634

(Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered
     The description of the common stock, par value $0.001 per share, of Athersys, Inc., as included under the caption “Description of Capital Stock” in the prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on October 18, 2007 (Registration No. 333-144433), is incorporated by reference herein.
Item 2.   Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATHERSYS, INC.
By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen
	Title:	Chief Executive Officer

Date: December 6, 2007